Exhibit 10.1	Page 1

Financing Agreement with GE Capital for the purchase of chassis from Workhorse Custom Chassis.

RV/OEM

# PROGRAM LETTER

Reference is made to an Inventory Security Agreement between Rexhall Industries, Inc. ("Customer") and GE Capital Corporation dated April 10, 2003 as from time to time amended (the "Security Agreement"). All terms defined in this Program Letter (this "Agreement") unless otherwise defined herein, shall have the same meaning herein as in the Security Agreement. This Agreement shall constitute a part of, and supplement to, the Security Agreement, and is a Program Letter thereunder.

1. **Credit Limit**: Any and all Advances and Approvals shall be in GE Capital's sole discretion. The aggregate amount of Advances and Approvals outstanding at any time shall not exceed $1,600,000.00.

2. **Place of Payment**:

*Wire Instructions*
Bank: Deutsche Bank
Act. Title: GECAP IF Wire
Act: 50-271-116
ABA: 021001033
New York, NY

*U.S.P.S.*
GE Distribution Finance
C/O Bank of America
PO Box 198484
Atlanta, GA 30384-8484

*Overnight Delivery*
GE Distribution Finance
C/O Bank of America
PO Box 198484
6000 Feldwood Road, 3rd Floor E.
College Park, GA 30349

*Payment On Line System*
www.geifnet.com
"Access My Account"
Enter User ID & Password
Enter IFID (Account Number)
Select-Payment, New Remittance
Select By Invoice

3. **Financing Program; Product Lines; Free Floor Period**: Unless and until amended by GE Capital, in its discretion, the following financing programs shall be in effect with respect to the following product line(s):

   A. Financing Program: Workhorse RV Special OEM 60 Day Free Floorplan Program

   B. Product Line(s): Workhorse Custom Chassis

   C. Free Floor Period: The free floor plan period for any item of inventory shall commence on the "Ship Date" (as defined below) and continue for sixty (60) days from such date, (the "Free Floor Plan Period"). "Ship Date" means the ship date as identified by the vendor on its invoice for an item of inventory, or if no ship date is identified, then the invoice date. The last day of the Free Floor Plan Period is the "Maturity Date".

4. **Payment of Principal and Interest By Customer.**

   A. Principal Payments. Customer shall pay GE Capital the principal amount of each Advance made to finance the acquisition of any item of inventory, immediately upon the earliest to occur of the following: (i) the date Customer places such item of inventory into production, (ii) the date Customer sells such item of inventory or any inventory into which such item of inventory is incorporated, (iii) the date such item of inventory is

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Exhibit 10.1	Page 2

Financing Agreement with GE Capital for the purchase of chassis from Workhorse Custom Chassis.

RV/OEM

damaged or destroyed or is otherwise not located at a Permitted Location (as defined below), (iv) the date such item of inventory odometer exceeds 500 miles, excluding actual delivery miles, (v) the Due in Full date (as defined below), with respect to such Advance, or (vi) the date that GE Capital declares the Obligations to be due and payable following the occurrence of an Event of Default as set forth in the Security Agreement. For purposes of this Agreement the "Due in Full" date shall mean with respect to any Advance for the purchase of an item of inventory, 120 days after the Ship Date for such item of inventory. For purposes of this Agreement a "Permitted Location" means any one of the following locations:

46147 7TH Street West, Lancaster, CA 93534
45640 23rd Street West, Lancaster, CA 93534
3302 E. Main Street, Mesa, AZ

B. Payment of Interest. Beginning on the first day after the Maturity Date, and continuing until the entire principal amount of such Advance is paid in full, interest shall accrue on the principal amount of each Advance at the per annum rate equal to the sum of the Prime Rate (as defined below) plus 1%. Interest shall be payable to GE Capital in arrears on the 15th day of each calendar month, or if the 15th day is not a business day, then on the next business day. Interest shall accrue and be payable on the basis of a 365 day year. Upon the occurrence and during the continuance of an Event of Default, interest on all outstanding Obligations shall, upon the election of GE Capital, confirmed by written notice from GE Capital to Dealer, accrue and be payable at the per annum rate of 18%. During the continuance of an Event of Default, interest shall be payable upon the earlier of the 15th day of the month or demand by GE Capital.

"Prime Rate" means the Prime Rate as published in the "Money Rates" section of the Wall Street Journal as of the last business day of the month prior to our billing date; provided that the Prime Rate shall never be less than the Minimum Prime Rate. The "Minimum Prime Rate" shall be 4.75%.

5. **Effectiveness:** This Agreement shall not become effective until signed by Customer and accepted by GE Capital. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof. Customer waives notice of acceptance.

**Dated this 10th day of April, 2003.**

CUSTOMER

**Rexhall Industries, Inc.**

By: [signature]
Name: William J. Rex
Title: Pres & CEO

ACCEPTED:

**GENERAL ELECTRIC CAPITAL CORPORATION**

By: __________
Name: __________
Title: __________

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Exhibit 10.1	Page 3

Financing Agreement with GE Capital for the purchase of chassis from Workhorse Custom Chassis.

## INVENTORY SECURITY AGREEMENT

This Inventory Security Agreement (this "Agreement"), dated as of the date set forth below, is made by the undersigned ("Customer") in favor of General Electric Capital Corporation ("GE Capital").

1. **Advances and Repayment**. At Customer's request, GE Capital, in its sole discretion, will advance funds ("Advances") for Customer's purchase of chassis inventory from Workhorse Custom Chassis, LLC ("Workhorse"). Customer authorizes GE Capital to make Advances upon the request of Workhorse. Upon any approval by GE Capital of a request from Workhorse for an Advance, GE Capital shall issue to Workhorse an approval number that Workhorse shall include on any invoice thereafter presented to GE Capital for funding (each, an "Approval"). Customer shall (i) pay interest on the Obligations, as defined below, at the rate(s) and at the times set forth in that certain Program Letter dated April 10, 2003 as amended from time to time (the "Program Letter"), or any other program letter or other agreement that supplements or is hereafter executed in connection with this Agreement (each, a "Written Supplement"), and (ii) repay Advances at the times set forth in the Program Letter or other Written Supplement. The Program Letter and each other Written Supplement, if any, form a part of this Agreement. If the Program Letter or any other Written Supplement does not provide for payment of interest, or provide a due date for repayment of the Obligations, the Obligations shall accrue interest at the rate of 18% per annum, and all Obligations, including principal and interest, shall be payable upon demand by GE Capital. For purposes of this Agreement, "Obligations" means any and all monetary obligations that Customer owes to GE Capital from time to time, including any and all Advances, principal and interest thereon, fees and expenses, or other amounts actually disbursed by GE Capital to Customer or for Customer's benefit pursuant to this Agreement or any other agreement. GE Capital will maintain records reflecting Customer's indebtedness hereunder. Failure to make notation of any Advance, however, will not affect the Obligations of Customer. Entries in such records will be conclusive, absent manifest error, including an error demonstrated or shown by Customer.

2. **Grant of Security Interest**. As security for all present and future Obligations of Customer to GE Capital, arising under or in connection with this Agreement, and of whatever kind, now due or to become due, absolute or contingent, and whether joint, several, or joint and several, Customer hereby grants to GE Capital a continuing security interest in the following, whether now owned or hereafter acquired, and wherever located (collectively, "Collateral"):

   All (1) inventory financed by GE Capital, (2) inventory provided to Customer or manufactured by Grand Vehicle Works Holdings Corporation, Workhorse Custom Chassis, LLC, Union City Body Company, LLC or Autocar, LLC, or any of their affiliates, parents or subsidiaries, whether or not covered by (1) above, (3) returns, repossessions, substitutions, replacements, attachments and accessions of or to any of the inventory described in (1) and (2) above (collectively, the "GE Capital Inventory"), (4) cash, accounts, instruments, chattel paper, contract rights, general intangibles, payment intangibles and other rights to payment, arising from or generated in connection with, the sale, transfer, lease or other disposition of the GE Capital Inventory, (5) warehouse receipts, bills of lading and documents relating to the GE Capital Inventory, (6) price protection credits, volume rebate payments and other credits or payments by the seller of GE Capital Inventory (7) reserve accounts, if any, and other amounts, if any, owed by GE Capital to Customer, and (8) proceeds of the foregoing, including, without limitation, insurance proceeds.

ISA-RV/OEM 1 Rexhall Inventory Security Agreement

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Exhibit 10.1	Page 4

Financing Agreement with GE Capital for the purchase of chassis from Workhorse Custom Chassis.

The security interest granted by Customer to GE Capital in inventory that is financed by GE Capital is a purchase money security interest. As to all cash, accounts, instruments, chattel paper, contract rights, deposit accounts, general intangibles, payment intangibles and other amounts owing by GE Capital to Customer from time to time or from time to time in GE Capital's possession, GE Capital will, upon the occurrence of an Event of Default, have a right of offset in addition to GE Capital's security interest. Customer authorizes GE Capital to file any financing statements in the appropriate jurisdiction to perfect its security interest in the Collateral. Customer acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of GE Capital and agrees that it will not do so without the prior written consent of GE Capital, subject to Customer's rights under Section 9-509(d)(2) of the Uniform Commercial Code. Terms are used in this Agreement as defined in the Uniform Commercial Code as in effect in the applicable jurisdiction.

3. **Customer Representations and Warranties**. Customer represents and warrants as follows: (a) Customer is duly organized, validly existing and in good standing under the laws of the State set forth on the signature page hereto; (b) Customer's true and correct legal name is as set forth on the signature page hereto and is the same as set forth in its organizational documents as previously delivered to GE Capital and filed with the appropriate governmental entity in its state of organization; (c) Customer has the requisite corporate power and authority and the legal right to execute, deliver and perform its duties under this Agreement, and to own, pledge, mortgage or otherwise encumber and operate its properties and to conduct its business as now, heretofore or proposed to be conducted; (d) this Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment of the Obligations; and (e) Customer shall use Advances for commercial purposes only, and not for personal, family or household use.

4. **Covenants**. So long as any Advances are outstanding or this Agreement is in effect, Customer agrees that it shall: (a) not sell, transfer, encumber, lease or use any item of Collateral, except for the sale of inventory in the ordinary course of business; (b) keep accurate and complete records of the Collateral, and during reasonable hours, permit GE Capital to inspect the Collateral and to inspect and make copies of Customer's books and records, at Customer's expense; (c) promptly report and pay all taxes and other charges against the Collateral; (d) pay all transportation and storage charges on the Collateral, and pay all rents and other amounts, if any, for the use of premises on which Customer keeps any Collateral; (e) maintain a perfected security interest in favor of GE Capital in the Collateral, subject only to other liens permitted by GE Capital in writing in its discretion; (f) sign all documents and take such other actions necessary to effect, perfect, preserve and protect the assignments and security interests hereby granted, and bear all costs of recordation and perfection (g) keep the Collateral insured for full value against all insurable risks with GE Capital as the loss payee and additional insured, as its interest may appear, with endorsements satisfactory to GE Capital, and notify GE Capital in writing 10 days before modifying or canceling any such policy; (h) maintain Collateral consisting of inventory financed by GE Capital (X) in an amount (valued at the original manufacturer's wholesale price) equal to or greater than all of the outstanding Obligations and (Y) aged less than twelve (12) months from (A) the ship date on the original manufacturer's invoice or (B) the date an invoice has been refinanced or extended by the manufacturer; (i) promptly notify GE Capital of any change in Customer's ownership, structure, name or trade style, or any change in Customer's state of organization, chief executive office location or inventory locations; and (j) deliver to GE Capital such financial

ISA-RV/OEM 2 Rexhall Inventory Security Agreement

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Exhibit 10.1	Page 5

Financing Agreement with GE Capital for the purchase of chassis from Workhorse Custom Chassis.

statements, compliance certificates and other information relating to the Collateral and Customer's and any guarantor's financial condition, assets and prospects as GE Capital shall reasonably request from time to time.

5. **Defaults**. Any of the following shall constitute a "Default" hereunder: (a) failure by Customer to make any payment to GE Capital when due or to fulfill any promise or agreement with GE Capital under this Agreement (including the Program Letter) or any other Written Supplement or other agreement between Customer and GE Capital; (b) dissolution of Customer or Customer otherwise ceasing to do business as a going concern; (c) assignment by Customer for the benefit of creditors; (d) commencement of a proceeding by or against Customer under any bankruptcy, insolvency, liquidation or similar law, or for the appointment of a receiver; (e) damage to or destruction of any of the Collateral; (f) default in the payment or performance of obligations owing to any other creditors; (g) any representation or information furnished to GE Capital on behalf of Customer proves to have been false when given; (h) entry of a judgment against Customer or issuance of an order of attachment against Customer or any property of Customer; (i) any change in Customer's financial condition, assets or prospects that GE Capital deems materially adverse; (j) material change in management, ownership or control of Customer; and (k) a default under any guaranty of the Obligations.

6. **Remedies**. During a Default hereunder, GE Capital may, at its option and without notice, demand immediate payment of any or all of the Obligations arising under or in connection with this Agreement, and terminate this Agreement. GE Capital shall have all the rights and remedies available at law, in equity or by agreement, including those of a secured party under the Uniform Commercial Code in effect in the applicable jurisdiction. Such rights shall include the right to cease further financing, without implying any obligation to finance, and to stop shipments in transit, to enter any of Customer's premises with or without legal process, to take possession of and remove Collateral and books and records relating to Collateral. At GE Capital's request, Customer will assemble, prepare for removal and make available to GE Capital at a place designated by GE Capital such items of Collateral selected by GE Capital from time to time. During the continuance of a default, GE Capital may take control of any funds generated by the Collateral, and in GE Capital's name or Customer's name, demand, collect, receipt for, settle, compromise, sue for, repossess, accept returns of, foreclose or realize upon any Collateral. Customer waives any and all rights that it may have to (a) notice of acceleration or intent to accelerate, (b) prior notice of seizure by GE Capital of any Collateral, and (c) any right to require marshalling of assets. Customer shall pay all costs and expenses (including reasonable attorneys fees) incurred by GE Capital in enforcing this Agreement.

7. **Failure to Perform.** If Customer fails to perform any act required hereunder, including the payment and discharge of taxes, liens, adverse claims and insurance premiums relating to the Collateral, GE Capital may (but shall not be required to) perform such act. Amounts incurred by GE Capital in the performance of any such act or in the enforcement of this Agreement shall be part of the Obligations secured hereby, bear interest and be payable upon demand.

8. **Power of Attorney**. Customer hereby irrevocably appoints GE Capital as Customer's lawful attorney-in-fact with power of substitution to perform the following acts on behalf of Customer: (a) at any time to execute and deliver in the name of Customer financing statements and amendments, lien filings, certificates of title, and other instruments relating to Collateral; (b) after the occurrence of an Event of Default to endorse Customer's name on any checks, money orders

ISA-RV/OEM 3 Rexhall Inventory Security Agreement

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Exhibit 10.1	Page 6

Financing Agreement with GE Capital for the purchase of chassis from Workhorse Custom Chassis.

and other instruments payable to Customer and relating to any Collateral; and (c) at any time generally to perform all acts and do all things appropriate to discharge Customer's duties hereunder, including making affidavits and acknowledging instruments as fully as if done by Customer. The foregoing powers are coupled with an interest and are irrevocable as long as any Obligations are outstanding or this Agreement is in effect.

9. **Termination**. Any party hereto may terminate this Agreement by giving 30 days written notice to the other party, but no such termination shall alter Customer's Obligations to GE Capital relating to amounts funded prior to the effective date of the termination, and all rights, remedies and covenants shall extend until indefeasible payment of Obligations.

10. **Disclaimer of Warranty; Indemnity; Vendor Relationship**. CUSTOMER ACKNOWLEDGES THAT GE CAPITAL HAS MADE NO EXPRESS OR IMPLIED WARRANTIES WITH RESPECT TO ANY INVENTORY OR OTHER COLLATERAL, INCLUDING ANY WARRANTY OF MERCHANTABILITY. CUSTOMER IRREVOCABLY WAIVES ANY CLAIMS AGAINST GE CAPITAL WITH RESPECT TO THE INVENTORY AND OTHER COLLATERAL, WHETHER FOR BREACH OF WARRANTY OR OTHERWISE. GE Capital shall not be liable for any special, incidental or consequential damages. GE Capital does not assume any obligations of Customer relating to any inventory, accounts, contractual obligations or other duties arising from the Collateral. Customer will indemnify and hold harmless GE Capital against any claims or defenses asserted by any consumer, buyer or user of Collateral, including those arising from the ownership, use or operation of any inventory sold or leased in the course of Customer's business. Customer will not delay payment of any obligations, or assert any defense or set-off with respect □to the Obligations, due to a dispute between Customer and a vendor or manufacturer of inventory and regardless of any discount or allowance provided by a vendor or manufacturer to GE Capital.

11. **Rate Limitation**. It is not the intention of any party to this Agreement to make an agreement violative of any applicable laws relating to maximum permissible rates of interest. In no event shall Customer or any guarantor be obligated to pay any amount in excess of the maximum amount of interest permitted under applicable law. If GE Capital receives any amount deemed to be excess interest under applicable law, such excess will be applied to principal or refunded to the payor.

12. **No Waiver; Cumulative Remedies; Modification; Severability; Assignment**. In no event shall any act, delay, or omission by GE Capital, constitute or be deemed to be a waiver by GE Capital of any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by GE Capital and then only to the extent therein set forth. A waiver by GE Capital of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that GE Capital would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of GE Capital, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Agreement may be altered, modified or amended except by an instrument in writing, duly executed by GE Capital and Customer. Any provision of this Agreement found to be void or prohibited by law shall be severable and enforced to the fullest extent permitted by law, and shall not invalidate any other provisions hereof. This Agreement

ISA-RV/OEM 4 Rexhall Inventory Security Agreement

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Exhibit 10.1	Page 7

Financing Agreement with GE Capital for the purchase of chassis from Workhorse Custom Chassis.

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